Exhibit 10.1

KAVENISH IVANHOE, LTD LP

7817 IVANHOE

LA JOLLA, CA 92037

STANDARD OFFICE LEASE

TABLE OF CONTENTS

ARTICLE 1	BASIC TERMS
ARTICLE 2	LEASE TERM
ARTICLE 3	MINIMUM MONTHLY RENT
ARTICLE 4	ADDITIONAL RENT
ARTICLE 5	CONSTRUCTION OF PREMISES
ARTICLE 6	USE OF PREMISES
ARTICLE 7	HAZARDOUS MATERIALS
ARTICLE 8	PARKING AND COMMON USE AREAS AND FACILITIES
ARTICLE 9	SIGNS, FIXTURES, ALTERATIONS, IMPROVEMENTS
ARTICLE 10	CONDITION OF PREMISES MAINTENANCE, REPAIRS AND ALTERATIONS
ARTICLE 11	DAMAGE OR DESTRUCTION
ARTICLE 12	CONDEMNATION
ARTICLE 13	ASSIGNMENT AND SUBLETTING
ARTICLE 14	DEFAULTS; REMEDIES
ARTICLE 15	PROTECTION OF CREDITORS AND OTHERS
ARTICLE 16	LEGAL COSTS
ARTICLE 17	TENANT’S INSURANCE
ARTICLE 18	MISCELLANEOUS PROVISIONS
ARTICLE 19	CERTAIN RIGHTS RESERVED BY LANDLORD.
ARTICLE 20	RULES AND REGULATIONS

EXHIBIT “A”	MAP OF SPACE
EXHIBIT “B”	TENANT’S WORK
EXHIBIT “C”	CONFIRMATION OF LEASE TERM
EXHIBIT “D”	MINIMUM MONTHLY RENT SCHEDULE
EXHIBIT “E”	[Intentionally Omitted.]
EXHIBIT “F”	RIDER OPTION
EXHIBIT “G”	SIGNAGE
ADDENDUM	LANDLORD & TENANT AGREEMENTS

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STANDARD OFFICE LEASE

ARTICLE 1

BASIC TERMS

This Article One contains the Basic Terms of this lease (“Lease”) between the Landlord and Tenant named below and defines various terms used in the Lease. Other Articles, Sections and Paragraph of the Lease referred to in this Article 1 explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

Section 1.1	Effective Date: (See Section 19.20) January 9, 2003

Section 1.2	Landlord:		KAVENISH IVANHOE, LTD. LP
c/o Ralston Real Estate
1125 Loma Avenue PMB #142
Coronado, CA 92118
(619) 237-5450

Section 1.3	Tenant:		LANDMARK NATIONAL BANK
Address Of Tenant Prior to
		Commencement of Term:	937 Lomas Santa Fe Drive
Solana Beach, CA 92075

Section 1.4                                      Premises:   Suite 100 in the Project, having an area of approximately 7008 rentable square feet and located on the ground floor of the Project, as indicated by crosshatching on the site plan of the Project, attached hereto as Exhibit “A” and made part hereof.

Section 1.5                                      Project:   The building of which the Premises are a part (the “Building”) and any other buildings or improvements on the real property (the “Property”) located at 7817 Ivanhoe, La Jolla, CA 92037 and further described as Exhibit “A” (collectively, the “Project”).

Section 1.6                                      Lease Term:   (See Article 2) 15 (Fifteen) years and 0 (Zero) months following the Commencement Date as defined in Section 1.7.

Section 1.7                                      Commencement Date:    (See Article 2) The later to occur of:

(a)                                  Forty-eight (48) hours following the termination of the existing lease of the Premises between Landlord and the existing tenant, U.S. Bank (“U.S. Bank Lease”); provided, however, in the event the U.S. Bank Lease has not terminated on or before February 1, 2003, Lessee shall have the option to terminate this Lease on or before May 1, 2003, and upon such termination neither party shall have any further obligation to the other, except that each party shall be obligated to return to the other party any funds delivered to that party before the date of such termination. Landlord shall give Tenant notice of the termination of the U.S. Bank Lease, immediately upon Landlord’s receipt thereof;

(b)                                 February 1, 2003, provided Landlord has delivered possession of the Premises to Tenant; and

(c)                                  Following satisfaction of each of the contingencies set forth in Section 1.18 below.

Section 1.8                                      Permitted Uses:   (See Article 6.) General Office, financial services, and Bank Use, including but not limited to Automated Teller Machines (“ATM”).

Section 1.9                                      Tenant’s Guarantor:   (If None, so state.) None.

Section 1.10                                Security Deposit:   (See Section 3.3) $16,000.00.

Section 1.11                                Minimum Monthly Rent:   (See Section 3.1) Sixteen Thousand and no/100 Dollars ($16,000.00) per month, subject to adjustment as set forth in Section 3.2; provided, however, the Minimum Monthly Rent and any Additional Rent shall be abated until the later of (i) the Commencement Date, and (ii) February 1, 2003. No Minimum Monthly Rent shall be due or payable until all of the contingencies in Sections 1.7 and 1.18 have been satisfied.

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Section 1.12                                Tenant’s Pro Rata Share:   (See Article 4) 20.97%.

Section 1.13                                Tenant’s Estimated Additional Rent:   $5,256.00 per month, initially, subject to change as provided in Article 4.

Section 1.14                                Insurance Limit:           (See Section 17.3) ($1,000,000.00).

Section 1.15                                Riders:           The following Exhibits are attached hereto and incorporated into this Lease:

EXHIBIT “A”	MAP OF SPACE
EXHIBIT “B”	TENANT’S WORK
EXHIBIT “C”	CONFIRMATION OF LEASE TERM
EXHIBIT “D”	MINIMUM MONTHLY RENT SCHEDULE
EXHIBIT “E”	[intentionally omitted.]
EXHIBIT “F”	RIDER OPTION
EXHIBIT “G”	SIGNAGE
ADDENDUM	LANDLORD & TENANT AGREEMENTS

Section 1.16                                [Intentionally Omitted.]

Section 1.17                                Parking:     Tenant shall be permitted to park cars in the area(s) designated by Landlord for parking pursuant to the attached Addendum. Tenant shall abide by any and all reasonable parking regulations and rules established from time to time by Landlord and Landlord’s parking operator. Except as set forth on the Addendum, Landlord reserves the right to separately charge Tenant’s guests and visitors for parking.

Section 1.18                                Contingencies.

(a)                                  Tenant’s obligations pursuant to this Lease shall be contingent upon the full approval of the Federal Deposit Insurance Corporation (“FDIC”) and the Comptroller of the Currency of Lessee’s opening and operation of a banking office at the Premises. In the event Tenant does not receive such approval on or before February 1, 2003, or Tenant receives a disapproval, Tenant shall have the option to terminate this Lease on or before May 1, 2003, and upon such termination neither party shall have any further obligation to the other, except that each party shall be obligated to return to the other party any funds that were delivered to that party before the date of such termination.

(b)                                 On or before January 15, 2003, Landlord shall deliver to Tenant a copy of an HVAC inspection report by Jackson and Blanc, a certified HVAC specialist, identifying the current state of repair of the HVAC systems servicing the Premises and the repairs and non-routine maintenance recommended by Jackson & Blanc. Upon receipt of such report, Landlord and Tenant shall meet to agree upon those maintenance and repair items that Landlord shall complete and which shall not be invoiced to Tenant directly and/or indirectly as common area expenses. The agreed upon maintenance and repair to be completed by Landlord shall be memorialized by a written amendment to this Lease executed by both parties. In the event Landlord fails to timely deliver such report and/or parties cannot agree on or before February 1, 2003, upon the HVAC maintenance and repair items to be completed by Landlord, Tenant shall have the option to terminate this Lease on or before May 1, 2003, and upon such termination neither party shall have any further obligation to the other, except that each party shall be obligated to return to the other party any funds that were delivered to that party before the date of such termination.

(c)                                  Landlord acknowledges and agrees that, prior to the Commencement Date, Tenant shall have the right, but not the obligation, to enter onto the Project to conduct physical inspections of the Premises, the Project and the utilities supporting the Premises, including investigation of the existence of any mold and/or fungus on the Project and/or the Premises (the “Inspection”). To the extent Tenant elects to exercise such inspection right, Tenant shall contract for the Inspection within five (5) Business Days following receipt of the approvals set forth in Section 1.18(a) above, using an inspector selected by Tenant in Tenant’s sole and absolute discretion, and Tenant shall deliver a copy of the inspector’s written report to Landlord. Upon receipt of such report, Landlord and Tenant shall meet to agree upon those maintenance and repair items contained in the report that Landlord shall complete and which shall not be invoiced

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to Tenant directly and/or indirectly as common area expenses. The agreed upon maintenance and repair to be completed by Landlord shall be memorialized by a written amendment to this Lease executed by both parties. In the event the parties cannot, on or before seven (7) Business Days following Tenant’s delivery of the Inspection report to Landlord, agree upon the maintenance and repair items to be completed by Landlord, and/or the inspection report is unsatisfactory to Tenant in Tenant’s sole and absolute discretion, Tenant shall have the option to terminate this Lease on or before May 1, 2003, and upon such termination neither party shall have any further obligation to the other, except that each party shall be obligated to return to the other party any funds that were delivered to that party before the date of such termination.

Section 1.19                                Normal Business Hours.  The term “Normal Business Hours” shall mean 9 a.m. through 5 p.m., Monday through Thursday; and 9 a.m. through 6 p.m., Monday through Friday, except for any holidays observed by the banking industry in the State of California; provided however, in the event Tenant elects to remain open for business on Saturday, Normal Business Hours shall include the hours designated by Tenant for Saturday business.

Section 1.20                                Expiration of Offer.  Tenant’s delivery of executed copies of this Lease shall be deemed revoked, and the Lease shall have no force or effect, unless (i) the Lease is executed and initialed by Seller in all places provided herein, and (ii) the fully executed copies of the Lease are personally received on or before 5:00 p.m. on January 8, 2003, by Tenant’s counsel, Luce, Forward, Hamilton & Scripps LLP, at 600 West Broadway, Suite 2600, San Diego, California, 92101, Attn: Steven E. Otto, Esq., who is authorized to receive it.

ARTICLE 2

LEASE TERM

Section 2.1                                      Lease of Premises for Lease Term.  In consideration of the rents, covenants and agreements contained herein, Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Lease Term. The Lease Term shall commence at 8:00 a.m. on the Commencement Date and extend for the period set forth in Section 1.6 as the Lease Term and shall terminate at 5:00 P.M. on the last day of the Lease Term (“Expiration Date”), unless sooner terminated under any provision hereof, except that if the Expiration Date as so calculated does not fall on the last day of a calendar month, the Lease Term shall be extended to the last day of the month in which the Expiration Date would otherwise occur and such date shall become the Expiration Date. When the Commencement Date and Expiration Date of the Lease have been ascertained, the parties shall immediately execute a confirmation of said dates and the Lease Term in the form and content as set forth in Exhibit “C” attached hereto and made a part hereof, provided that failure to execute such confirmation shall not affect the determination of such dates.

Section 2.2                                      [Intentionally Omitted.]

Section 2.3                                      Early Occupancy.  If Tenant occupies the Premises prior to the Commencement Date, Tenant’s occupancy of the Premises shall be subject to all of the provisions of this Lease, provided, however, Tenant’s Minimum Monthly Rent and Additional Rent shall be abated until the later of (i) the Commencement Date, and (ii) February 1, 2003. Early occupancy of the Premises shall not advance the Expiration Date of this Lease.

Section 2.4                                      Holding Over. Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term hereof with the express written consent of Landlord, then such tenancy shall be from month-to-month only and not a renewal hereof or an extension for any further term, and in such case, Minimum Monthly Rent then in effect shall continue to be in effect and other monetary sums due hereunder shall be payable in the amount and at the time specified in this Lease, and such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein, except that the month-to-month tenancy will be terminable on thirty (30) days notice given at any time by either party. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term hereof without the express written consent of Landlord, then no extension of the Lease Term shall be created thereby, and in such case the Minimum Monthly Rent then in effect shall be increased by fifty percent (50%) and other monetary sums due hereunder shall be payable in the amounts and at the times specified in the Lease.

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Section 2.5                                      Surrender of Premises. Upon the termination of this Lease, Tenant shall surrender the Premises to Landlord in the condition specified in and according to Section 10.5.

Section 2.6                                      Successors. All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and assigns of the said parties; and if there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee or other transferee of Tenant unless the transfer has been approved by Landlord in writing as provided in Section 13.1 hereof.

ARTICLE 3

MINIMUM MONTHLY RENT

Section 3.1                                      Time and Manner of Payment.   Upon the first day of the first full calendar month of the Lease Term, Tenant shall pay Landlord the Minimum Monthly Rent and the Tenant’s Estimated Additional Rent in the amounts stated in Section 1.11 and Section 1.13 above for the first calendar month of the Lease Term and thereafter the Minimum Monthly Rent and Additional Rent shall be paid monthly on the first day of each and every month in advance without offset, deduction, or prior demand. All such rents and charges shall be payable at Landlord’s address or at such other place as Landlord may designate in writing. (See Schedule D) All Lease expirations, renewal dates, notices of options to renew, and any other provision hereof relating to the Commencement Date shall be determined by reference to the Commencement Date as herein defined.

Section 3.2                                      [Intentionally Omitted.]

Section 3.3                                      Security Deposit.

(a)                                  Upon the execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.10 above. Landlord may, but shall not be obligated to apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord’s written request. Tenant’s failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

(b)                                 [Intentionally Omitted.]

(c)                                  Landlord may deliver the funds deposited hereunder by Tenant to a purchaser of Landlord’s interest in the Premises, in the event that such interest be sold; and thereupon Landlord shall be discharged from any further liability with respect to such Security Deposit, except as may otherwise be agreed upon in writing.

Section 3.4                                      Termination; Advance Payments.   Upon termination of this Lease under Article 11 (Damage or Destruction), Article 12 (Condemnation) or any other termination not resulting from Tenant’s default, and after Tenant has vacated the Premises in the manner required by this Lease, an equitable adjustment shall be made concerning advance rent, any other advance payments made by Tenant to Landlord, and accrued real property taxes, and, within thirty (30) days following such termination, Landlord shall refund the unused portion of the Security Deposit to Tenant or Tenant’s successor.

Section 3.5                                      Late Charges.   Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and costly to ascertain. Such costs include, but are not limited to, processing, administrative and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within ten (10) days after such amount shall be due, Tenant shall pay to Landlord a late charge as liquidated damages as

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that terms is used in Section 1671 of the California Civil Code, equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur as a consequence of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

ARTICLE 4

ADDITIONAL RENT

Section 4.1                                      Additional Rent.   In addition to paying the Minimum Monthly Rent specified in Section 1.11, Tenant shall pay on a monthly basis as additional rent Tenant’s Pro Rata Share of the Direct Expenses, hereinafter defined. That additional rent, together with other amounts of any kind (other than Minimum Monthly Rent) payable by Tenant to Landlord under the terms of this Lease, shall be collectively referred to in this Lease as “Additional Rent.” All amounts due under Article 4 as Additional Rent are payable for the same periods and in the same manner, time and place as the Minimum Monthly Rent. Without limitation on other obligations of Tenant that survive the expiration of the Lease Term, Tenant’s obligations to pay the Additional Rent provided for in this Article survive the expiration of the Lease Term.

Section 4.2                                      Definitions Particular to This Article.

(a)                                  “Base Year” means the period January 1, 2002 through December 31, 2002.

(b)                                 “Direct Expenses” means Operating Expenses plus Tax Expenses, as defined hereinafter.

(c)                                  “Expense Year” means each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

Section 4.3                                      Pro Rata Share.   Tenant’s Pro Rata Share as used in this Lease is based upon the ratio of the rentable square feet of the Premises to the total rentable square feet of the entire Project. Tenant agrees that Tenant’s Pro Rata Share set forth in Section 1.12 is correct.

Section 4.4                                      Changes in Pro Rata Share.   The percentage set forth in Section 1.12 is Tenant’s Pro Rata Share as of the Commencement Date and is subject to change in the event of changes in the rentable square footage of the Premises in the Project. Such changes occurring during any monthly period shall be effective on the first day of the next succeeding monthly period, and the amount of any rentable square footage in effect for the whole of any quarterly period shall be the average of the total amounts in effect on the first day of each calendar month in such quarterly period.

Section 4.5                                      Operating Expenses.   Subject to the exclusions of Section 4.8 below, “Operating Expenses” means all expenses, costs, and amounts typically passed through as operating expenses to tenants in San Diego County for buildings of comparable quality, size and location, and that Landlord pays or incurs during any Expense Year because of or in connection with the ownership, operation, management, maintenance, repair, replacement of the Project. Operating Expenses include, but are not limited to :

(a)                                  The cost of supplying any utilities to the Common Areas of the Project.

(b)                                 The cost of operating, managing, maintaining and repair the following systems: HVAC, security, utility, mechanical, sanitary, storm drainage, escalator and elevator; specifically excluding, however, any such Systems and/or utilities that solely serve other premises within the Building.

(c)                                  The cost of supplies and tools and of equipment, maintenance and service contracts in connection with those systems.

(d)                                 The cost of licenses, certificates, permits and inspections.

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(e)                                  The cost of contesting the validity or applicability of any government enactments that may affect the Operating Expenses.

(f)                                    The costs incurred in connection with the implementation and operation of a waste removal and recycling program, including but not limited to, any recycling programs required by law.

(g)                                 The cost of insurance carried by Landlord, in amounts reasonably determined by Landlord, but in no event less than the limits set forth in Article 18 below, and expect as expressly excluded from Operating Expenses as set forth in Section 4.8 below.

(h)                                 Fees, charges and other costs including management fees (or amounts in lieu of such fees), consulting fees, legal fees and accounting fees of all persons engaged by Landlord in connection with the operation, management, maintenance and repair of the Project including janitorial services; provided, however the monthly total of such fees, charges and other costs shall not exceed five percent (5%) of the Minimum Monthly Rent.

(i)                                     The cost of parking area maintenance, repair and restoration, including resurfacing, repainting, restriping and cleaning.

(j)                                     Reasonable wages, salaries and other compensation and benefits of all persons engaged in the operation, maintenance or security of the Building plus employer’s Social Security taxes, unemployment taxes, insurance and any other taxes imposed on Landlord that may be levied on those wages, salaries and other compensation and benefits. If any of Landlord’s employees provide services for move than one building of Landlord, only the prorated portion of those employees’ wages, salaries, other compensation and benefits and taxes reflecting the percentage of their working time devoted to the Project shall be included in Operating Expenses.

(k)                                  [Intentionally Omitted.]

(l)                                     Amortization (including interest on the unamortized cost at a rate equal to the floating commercial loan rate announced from time to time by Bank of America N.A. as its prime rate plus three (3) percentage points per annum) of the cost of acquiring or renting personal property used in the maintenance, repair and operation of the Project.

(m)                               The cost of capital improvements or other costs incurred in connection with the Project that (1) are intended as a labor-saving device or to effect other economies in the maintenance or operation of, or stability of services to, all or substantially all of Project or (2) are required under any government law or regulation but that were not required in connection with the Project when permits for the construction of the Project were obtained. All permitted capital expenditures shall be amortized (including interest on the unamortized cost at the rate stated in subparagraph (1)) over their useful life, as reasonably determined by Landlord.

Section 4.6                                      [Intentionally Omitted.]

Section 4.7                                      Tax Expenses.   “Tax Expenses” means all federal, state, county or local government or municipal taxes, fees, charges or other impositions of every kind (whether general, special, ordinary, or extraordinary) that are paid or incurred by Landlord during any expense year (without regard to any different fiscal year used by any government or municipal authority) because of or in connection with the ownership, leasing and operation of the Project. These expenses include taxes, fees and charges such as real property taxes, general and special assessments, transit taxes, leasehold taxes and taxes based upon the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant); personal property taxes imposed on the fixtures, machinery, equipment, apparatus, systems and equipment; appurtenances; furniture; and other personal property used in connection with the Project.

Section 4.8                                      Items Excluded From Operating Expenses.   Notwithstanding the foregoing to the contrary, for purposes of this Lease “Operating Expenses” will not include: (a) Landlord’s federal or state income, franchise, inheritance or estate taxes or gross receipts tax; (b) any ground lease rental; (c) attorneys’ fees, space planner’s fees, and other costs and expenses incurred solely in connection with Landlord’s negotiations or disputes with present or prospective tenants of the Building; (d) except for the administrative/management fees and costs described in Paragraphs 4.5(h) and 4.5(j) above, costs of Landlord's general corporate overhead, (e) all items and services for which Tenant or any other tenant in the Building directly reimburses Landlord in full (other than through operating expense pass-through provisions); (f) electric power costs or any other extraordinary services for which any tenant directly contracts with and pays directly the local public service company; (g) Landlord’s charitable or political contributions, (h) Landlord’s bad debt loss, rent loss or reserves or bad debt or rent loss , (i) wages and salaries of employees who do not devote substantially all of his or her employed time to the Building or Project unless such wages and benefits are prorated to reflect time spent providing work or services in connection with the Building or project as opposed to time spent on matters unrelated to the Building or Project, (j) any compensation paid to Landlord’s clerks, attendants or other persons in commercial concessions at the Building operated by Landlord, (k) costs to remove Hazardous Materials, mold and/or mildew present at the Building in violation of Hazardous Materials, mold and/or mildew laws and/or regulations, to the limited extent either (i) the presence of such as Hazardous Materials, mold and/or mildew was caused by the acts of Landlord and/or other tenants of Landlord, or (ii) such Hazardous Materials, mold and/or mildew were present at the Building prior to the date Tenant first takes possessions of the Premises and such presence is not due to the gross negligence or willful misconduct of Tenant and such presence was in violation of applicable environmental, mold and/or mildew laws in effect as of the date Tenant first takes possession of the premises, (I) amounts paid to Landlord’s subsidiaries or affiliates for Building services to the extent that such payments exceed the charges for comparable services rendered by an unaffiliated third party of comparable skill, competence, stature and reputation, (m) Landlord’s entertainment and dining expenses, (n) Landlord’s membership fees or dues payable to trade associations, and industry associations or similar associations; (o) tenant improvements or tenant alterations to tenant spaces in the Building, (p) costs incurred by Landlord (including attorneys’ fees) resulting solely from Landlord’s default in its lease obligations to a Building tenant, (q) flowers, gifts, balloons or similar items provided to any entity, including Tenant, or other tenants, employees, vendors, contractors, prospective tenants or agents, (r) advertising and promotional expenditures primarily directed towards leasing tenant space in the Building and the costs of signs in or on the Building (except for Building directories) identifying the owner of the Building, if there is any such sign, (s) costs incurred or cash consideration paid in renovating or otherwise decorating, painting or redecorating space for tenants or prospective tenants of the Building; providing however that such exclusion does not remove from Operating Expenses the costs of ordinary maintenance supplied to tenants of the Building or the costs for renovating or otherwise improving, decorating, painting or redecorating the Common Areas of the Building, (t) the costs of any “tenant relations” parties, events or promotions, (u) tax penalties incurred solely as a result of Landlord’s negligence or inability in timely paying taxes or filling any tax or informational returns, when due, (v) job advertising costs for the hiring of personnel within Landlord’s or Landlord’s managers staff, (w) leasing brokerage commissions, (x) expenses in connections with the ground floor, or other floor, in the Building to the extent devoted to retail operations unless the square footage thereof is included in the rentable square footage computation for the Building, (y) any recalculations of or additional Operating Expenses actually incurred more than three (3) years prior to the year in which the Landlord proposes that such costs be included, (z) depreciation, interest and principal payments on mortgages or ground lease payments, specifically excluding, however, any amortization of repair and/or other items permitted pursuant to Section 4.5(m) above; (aa) costs, other than those incurred in ordinary maintenance or repair, for sculpture, paintings or other art objects in the Building, (bb) costs associated with the operation of the business of the partnership or entity which constitutes Landlord, as the same are distinguished from cost relating to the Building or Project, including such costs not relating to the Building or Project for partnership or corporate accounting and legal matters, defending lawsuits with mortgagees or for selling, syndicating, financing, mortgaging or hypothecating Landlord’s interest in the Building, (cc) management fees in excess of those authorized pursuant to Section 4.5(h) above for the full range of management services provided by Landlord (and any management companies whose services were engaged by Landlord) to the Building for the applicable year in question at a level of quality equal to the highest quality management services then being offered in comparable office buildings; (dd) attorneys’ fees and costs incurred solely in connection with disputes between Landlord and the other owners of Buildings in the vicinity of the project, (ee) any cost and/or expenses incurred by Landlord to improve the non-structural character of the building, including but not limited to interior and exterior painting and/or surface treatments, landscaping improvements, decorative items and/or fixtures, new replacements doors to Premises and Building, restriping and painted designation of tenant parking spaces, and any other related items, as part of the program of renovation conducted by Landlord during the first eighteen (18) months of the Lease Term; (ff) the premiums for any policies of insurance and/or

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insurance endorsements providing insurance coverage for events of earthquakes and the discovery, removal and/or abatement of mold and/or mildew at the Project; (gg) the premiums for any policies of insurance and/or insurance endorsements for rental interruption for the benefit of Landlord; (hh) any obligations of Landlord to reimburse Tenant or any other tenant for maintenance of Landlord’s insurance obligations for the Project, including but not limited to the manner set forth in Section 18.1(c) below; (ii) any obligations of Landlord to indemnify Tenant pursuant to Section 19.22 below; (jj) any maintenance and/or repair obligations of Landlord identified pursuant to 1.18 above, and (kk) except as included in Operating Expenses pursuant to Section 4.5(m) above, capital improvements.

Section 4.9                                      Included Tax Expenses.   Tax Expenses shall include:

(a)                                  Any assessment, tax, fee, levy or charge in addition to, or in partial or total substitution of, any assessment, tax, fee, levy or charge previously included within the definition of “real property tax.” Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in June 1978 and that assessments, taxes, fee, levies and charges may be imposed by government agencies for services such as fire protection; street, sidewalk and road maintenance; conservation; refuse removal; and other government services formerly provided without charge to property owners of occupants. In further recognition of the decrease in the level and quality of government services and amenities as a result of Proposition 13 (or as a result of any legislative or governmental assessing body), Real Property Taxes shall also include any government cost-sharing assessments (or the Building’s contribution toward a government cost-sharing agreement) for the purpose of augmenting or improving the quality of services and amenities normally provided by government agencies. Tenant and Landlord intend that all new and increased assessments, taxes, fees, levies and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of “Real Property Taxes” for purposes of this Lease.

(b)                                 Any assessment, tax, fee, levy or charge allocable to, or measured by, the area of the premises or the rent payable under this Lease, or on or relating to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Premises.

(c)                                  Any assessment, tax, fee, levy or charge on this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

(d)                                 Any possessory taxes charged or levied in place of real property taxes.

Section 4.10                                Personal Property Taxes.

(a)                                  Tenant shall pay prior to delinquency all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall attempt to have such personal property taxed separately from the Premises.

(b)                                 If any such taxes an Tenant’s personal property are levied against Landlord or Landlord’s property, or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant, then Landlord, after written notice to Tenant, shall have the right to pay the taxes based upon such increased assessments, regardless of the validity thereof, but only under proper protest if requested by Tenant in writing. If Landlord shall do so, then Tenant shall, upon demand, repay to Landlord the taxes levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment. In any such event, however Tenant, at Tenant’s sole cost and expense, shall have the right, in the name of Landlord and with Landlord’s full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest.

(c)                                  If any of Tenant’s personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

Section 4.11                                Contest Costs; Refunds. Any expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year in which those expenses are paid. Except for tax refunds resulting from a Proposition 8

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reduction , tax refunds shall be deducted from Tax Expenses. Such tax refunds shall be deducted from Tax Expenses in the Expense Year in which they are received by Landlord.

Section 4.12                                Utilities.   The premises are separately metered for electricity, and may separately meter the Premises for any other utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, light, power, sewer services, telephone, water refuse disposal and other utilities and services supplied to the Premises . If any services or utilities are jointly metered with other portions of the Project, Landlord shall determine and the Tenant shall pay, the Tenant’s pro rata share of the costs of such utilities and services, either with five (5) days of written request or monthly, based on Landlord’s estimate of such expenses, with each payment of Monthly Minimum Rent. The Tenant’s pro rata share for purposes of this Section shall be determined by the ratio of the rentable square footage of the Premises as compared to the rentable square footage of all the property subject to the common metering. In the event Tenant shall require such services or utilities in excess of that usually furnished or supplied for use of the Premises as general retail space, Tenant shall pay a reasonable proportion, to be determined by Landlord, of all such jointly metered charges. The Tenant shall pay such charges within five (5) days of notification of the amount by the Landlord. Landlord reserves the right to require Tenant to install and maintain, at Tenant’s sole expense, separate meters for any public utility servicing the Premises for which a separate meter is not presently installed.

Section 4.13                                Collection of Project Costs.   Tenant shall pay Tenant’s Pro Rata Share of the Project’s Direct Expenses as provided under this Article 4 on a monthly basis. Such amounts shall be based upon Landlord’s reasonable estimate of the Direct Expenses for the Project for the current Expense Year and shall be paid as Additional Rent upon the basis described herein. Tenant shall pay to Landlord with each installment of Minimum Monthly Rent an amount equal to one-twelfth (1/12th) of the estimated amount due from Tenant as set forth in the Estimate, as defined hereinafter. Such payments shall be paid to Landlord and held in an impound account with no obligation to pay the Tenant interest thereon.

Section 4.14                                Estimate Statement.   Landlord shall provide to Tenant an expense estimate statement (“Estimate”) for each calendar year which shall set forth Landlord’s reasonable estimate of the total amount due from Tenant for the current or next ensuing Expense Year.

Section 4.15                                Changes to Estimate.   During the first six (6) months of each calendar year, Landlord may provide a new Estimate for that year to Tenant indicating any additional amount due from Tenant and Tenant agrees to pay such amount to Landlord in the form of a revised monthly payment divided equally over the balance of the calendar year.

Section 4.16                                Expense Statement.   Landlord shall deliver to Tenant on or before the first day of April following the end of each Expense Year a statement (“Statement”) stating the Direct Expenses incurred or accrued for the preceding Expense Year and the amount paid by Tenant relating thereto. If the amount paid by Tenant is less than the amount due, Tenant agrees to pay such deficiency to Landlord within fifteen (15) days after receipt of the Statement. If the amount paid by Tenant for the prior year exceeds the amount due from Tenant, such overage shall be credited to amounts due from Tenant for the current year or, if the Expense Year occurs at the end of the Term, Landlord shall pay such amount directly to Tenant within fifteen (15) days after Tenant’s receipt of the Statement. Landlord’s failure to furnish the Statement for any Expense Year in a timely manner shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. The foregoing obligation shall survive the end of the Term for Direct Expenses accruing before the end of the Term. If Tenant defaults under this Lease, Landlord may apply any funds in the security deposit to any obligation then due under this Lease without waiving any other remedy available under the Lease or applicable law.

Section 4.17                                Failure to Pay Credit/Deficiency.   A party’s failure to pay any deficiency required to be paid and/or credited to the other party within such fifteen (15) day period shall constitute a breach of this Lease and entitle the party entitled to such payment to any and all remedies available under this Lease or applicable law; provided, however, Tenant shall not have the remedy of offset against Minimum Monthly Rent or Additional Rent .

Section 4.18                                Audit.   Within thirty six (36) months after Tenant’s receipt of a Statement from Landlord (“Review Period”), Tenant may deliver notice to Landlord stating that Tenant questions the calculation of Tenant’s Pro Rata Share of Direct Expenses for the period represented by such Statement. Within fifteen (15) business days following the date of

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Landlord’s receipt of such notice, Landlord and Tenant will confer and discuss Tenant’s questions and attempt to resolve any discrepancies in such calculation alleged by Tenant. If, in connection with such discussions, landlord and Tenant review any information in Landlord’s books or records, Tenant shall keep all such information strictly confidential. If Landlord and Tenant fail to resolve such alleged discrepancies within such fifteen (15) business day period, and Tenant disputes Tenant’s Pro Rata Share of Direct Expenses calculated as set forth in such Statement, then a certification as to the proper amount thereof (calculated pursuant to the terms of this Lease) shall be made as provided below at Tenant’s expense (except as provided below) by an independent certified public accountant mutually selected by Landlord and Tenant. Such accountant must be a member of a reputable accounting firm, and must not be compensated on a contingency fee basis, and must not charge a fee based on the amount of Direct Expenses or other rent or charges that such accountant is able to save Tenant. Neither the accountant nor the accountant’s accounting firm shall be providing primary accounting services to Landlord or Tenant, nor shall the accountant nor the accountant’s firm have provided primary accounting services to Tenant or Landlord within the three (3) year period immediately preceding the proposed certification nor have any other conflicts of interest. Landlord will reasonably cooperate with such accountant in providing the information upon which the certification is to be based and Landlord shall allow such accountant to inspect, during normal business hours in Landlord’s offices, Landlord’s books and records relating to the Direct Expenses for the period represented by the Statement in question. However, if Landlord requests, such accountant shall, prior to inspection or review of any of Landlord’s books and records, agree in a signed agreement that such accountant shall keep all such information strictly confidential. Such confidentiality agreement shall be in such commercially reasonable form and content as Landlord may require (“Confidentiality Agreement”). If the accountant’s certification proves that actual Direct Expenses, taken as a whole, set forth in such Statement were overstated by more than four percent (4%) then, the reasonable cost of the accountant’s certification shall be paid by Landlord up to a maximum amount of Ten Thousand Dollars ($10,000), after which time Landlord and Tenant shall share equally such costs. In all other events, the cost of such certification shall be borne by Tenant. If, for any reason, Landlord and Tenant fail to mutually select the independent certified public accountant as described above within twenty (20) days following the expiration of the fifteen (15) business day discussion period described above, then each party shall select an independent certified public accountant (satisfying the foregoing criteria) at their separate costs and expense, and the two selected independent certified public accountants shall select, with fifteen (15) days thereafter, an independent certified public account (“CPA”) meeting the same criteria as set forth above (for the independent certified public accountant to have been mutually selected by Landlord and Tenant) The CPA shall have a period of forty five (45) days following its selection by the separately selected accountants to make the certification described above that otherwise would have been made by the independent certified public accountant to have been mutually selected by Landlord and Tenant. During the CPA’s forty five (45) day review period, it shall have the right, during normal business hours, to inspect in Landlord’s offices Landlord’s books and records to the limited extent of those portion thereof relating to the calculation of Tenant’s Pro Rata Share of Direct Expenses for the period represented by the Statement in question. However, prior to the CPA’s review of any such books and records, Landlord shall have the right to require the CPA to agree in a signed Confidentiality Agreement that the CPA shall keep all information contained in Landlord’s books and records strictly confidential. The costs of the CPA’s certification shall be borne by Landlord of Tenant, as applicable, pursuant to the same provisions above regarding the outcome of certification if such certification had been made by an independent certified public accountant mutually selected by Landlord and Tenant. Following the party’s receipt of such certification from the mutually selected independent certified public accountant or the CPA, as applicable, Landlord shall reimburse to Tenant the Direct Expense amounts, if any, determined to have been overpaid by Tenant for the calendar year reflected in the Statement. Landlord shall maintain records of Direct Expenses for a given calendar year for a minimum of thirty six (36) months following Landlord’s delivery to Tenant of the Statement for such calendar year. Notwithstanding the pendency of the above described process, Tenant shall continue to pay all rent (including, without limitation, the estimates and actual amounts of Tenant’s Pro Rata Share of Direct Expenses and no rent shall be tolled or abated during such pendency.

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ARTICLE 5

CONSTRUCTION OF PREMISES

Section 5.1                                      Tenant Improvements.   Tenant hereby represents and warrants to Landlord that Tenant has inspected the Premises and accepts such Premises in the condition existing as of the Effective Date hereof. Tenant shall have the right to install fixtures, equipment and shall perform any work set forth in the tenant improvement drawings approved by Landlord, as set forth on Exhibit “B” attached hereto and incorporated herein, and as set forth in Section 9.3 below (collectively, the “Tenant’s Work”) upon delivery of the Premises to Tenant using contractors approved by Landlord pursuant to Section 9.3 and shall diligently pursue such installation and performance to completion. All Tenant’s Work will be performed by Tenant at Tenant’s expense.

Within the earlier of thirty (30) days of execution of this Lease by Landlord of fifteen (15) days of Landlord’s written request to do so, Tenant shall deliver plans and specifications with respect to the Tenant improvements to Landlord or Landlord’s architect. Said plans and specifications shall conform in all respects with the agreements of Landlord and Tenant as outlined in Exhibit “B” hereto.

Section 5.2                                      Changes and Additions to Buildings.   Landlord hereby reserves the right at any time to make alterations or additions to and to build additional stories on the Project. Landlord also reserves the right to construct other buildings or improvements in or about the Project from time to time and to make alterations thereof or additions thereto and to build additional stories on any such building or buildings and to build adjoining same. Easements for light and air are not included in the leasing of these Premises to Tenant. Landlord further reserves the exclusive right to the roof excepts as provided in this Lease.

Section 5.3                                      Right to Adjust, Relocate and Remodel.

(a)                                  Adjustments.   The purpose of the site plan attached hereto as Exhibit “A” is to show the approximate location of the Premises. Notwithstanding any other provision contained in this Lease, Landlord reserves the right at any time to relocate, vary and adjust the size of the various buildings, automobile parking areas, and other Common Areas as shown on said site plan.

(b)                                 [Intentionally Omitted.]

(c)                                  Project Remodel.   Landlord may in the future remodel or refurbish portions of the Project outside of the Premises. The remodeling and/or refurbishing will be done in accordance with the proper architect’s design specifications which will be reviewed and approved by Landlord and copies of such drawings will be made available to Tenant. Tenant agrees that Tenant will not, through any act or omission on the part of Tenant, in any way hinder, impede, or frustrate the efforts of the Landlord in completing such remodeling or refurbishing in a timely fashion. Such remodeling and/or refurbishing shall not unreasonably interfere with the use of the Premises by Tenant or Tenant’s customers.

ARTICLE 6

USE OF PREMISES

Section 6.1                                      Permitted Uses.   Tenant shall use the Premises solely for the “Permitted Use” as defined in Section 1.8. Tenant shall not use or permit the Premises to be used for any other purpose without Landlord’s prior written consent, which may be granted or withheld in Landlord’s reasonable discretion.

Section 6.2                                      Manner of Use.

(a)                                  Interference with Use/Nuisance.   Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with or infringe on the rights of other occupants or customers of the Project, or injure or annoy them, or use or allow the Premises to be used for the improper, immoral, or objectionable purposes; nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premise or commit or suffer to be

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committed any waste in, on or about the Premises. Tenant shall not be liable to Landlord, and Landlord shall not be liable to Tenant, for any other occupant’s failure so to conduct itself.

(b)                                 Violation of Law/Insurance Provisions.   Tenant shall not do or permit to be in or about the Premises, nor bring, keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by any standard form of fire insurance policy or will in any way increase the existing rate of or affect any fire or other insurance upon the building or any part thereof or any of its contents, or cause a cancellation of any insurance policy covering the building or any part thereof or any of its contents. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the Premises, and the requirements of any Board of Fire Underwriters or other similar body now or hereafter instituted, with any order or, directive issued pursuant to any law, ordinance or regulation by any public officer insofar as the same relates to or affects the condition, use or occupancy of the Premises, including but not limited to, requirements of structural changes related to or affected by Tenant’s acts, occupancy or use of the Premises, all at Tenant’s sole expense. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Landlord, whether or not Tenant is a party to such action, shall be conclusive in establishing such violations between Landlord and Tenant.

(c)                                  Permits. Tenant shall obtain and pay for all permits required for Tenant’s occupancy of the Premises and shall promptly take all substantial and nonsubstantial actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Premises, including the Occupational Health and Safety Act, and the Americans with Disabilities Act.

(d)                                 [Intentionally Omitted.]

(e)                                  Solicitation of Business.   Tenant and Tenant’s employees and agents shall not solicit business in the parking or other Common Areas, nor shall Tenant distribute any handbills or other advertising matter in automobiles parked in the parking area or in other Common Areas.

ARTICLE 7

HAZARDOUS MATERIALS

Section 7.1                                      Prohibition.   Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept, manufactured, stored or used in or about or transported to or from the Premises or Project by Tenant, its agents, employees, contractors or invitees without the prior written consent of Landlord which may be withheld in Landlord’s reasonable discretion. Tenant shall comply with all affirmative legal requirements concerning any Hazardous Materials so permitted by Landlord. If Tenant breaches the obligation stated in the preceding sentences, or if the presence of Hazardous Materials on the Premises or Project caused or permitted by Tenant (including Hazardous Materials specifically permitted and identified below) results in a release of a hazardous substance or Hazardous Material, a discharge of a pollutant or contaminant or any other contamination of the Premises resulting in a potential violation of or incurrence of liability under any law, regulation, rule or ordinance, or if contamination of the Premises by a Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, protect, defend and hold Landlord, its agents, lenders, contractors and any ground lessor harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, injunctive actions or orders, or losses including without limitation diminution in value of the Premises or Project, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or Project, damages arising from any adverse impact on marketing of space in the Premises or Project and sums paid in settlement of claims. “response costs” as defined in the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), attorney’s fees, consultant fees and expert fees, which arise during or after the Lease Term as a result of such contamination.

Section 7.2                                      Clean-up.   The indemnification by Tenant pursuant to Section 7.1. above includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal state or

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local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises or Project or emanating from the Premises or Project. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises or Project caused or permitted by Tenant results in any contamination of the Premises or Project, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises or Project to the condition existing prior to the introduction of any such Hazardous Material to the Premises or Project, provided that Landlord’s approval of such action shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or Project.

Section 7.3                                      Business.   Landlord acknowledges that it is not the intent of this Article to prohibit Tenant from operating its business as described above. Tenant may operate its business so long as the use or presence of Hazardous Material is (i) limited to types and amounts that would be customary for an office the size of the Premises, and (ii) is strictly and properly monitored according to all applicable governmental requirements.

Section 7.4                                      Termination of Lease.   Notwithstanding the provisions of Section 7.1 above, Landlord shall have the right to terminate the Lease in Landlord’s reasonable discretion if (i) any anticipated use of the Premises by Tenant involves the generation of storage, use, treatment or disposal of Hazardous Material; (ii) Tenant has been required by any lender or governmental authority to undertake removal or remedial action in connection with Hazardous Material on the Premises if the presence of Hazardous Materials resulted from Tenant’s action or use of the Premises; or (iii) Tenant is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material on the Premises.

Section 7.5                                      Assignment and Subletting.   Notwithstanding the provisions of Section 7.1 above, if (i) any anticipated use of the Premises by any proposed assignee or sublessee involves or reasonably could involve the generation or storage, use, treatment or disposal of Hazardous Material in a manner or for a purpose prohibited by any law, regulation, rule or ordinance; (ii) the proposed assignee or sublessee has been required by any prior landlord, lender or governmental authority to undertake removal or remedial action in connection with any Hazardous Material on a property if the presence of the Hazardous Material resulted from such party’s action or use of the property in questions; or (iii) the proposed assignee or sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material, it shall not be unreasonable for Landlord to withhold its consent to an assignment or subletting to such proposed assignee or sublessee. This paragraph shall not preclude other grounds for Landlord’s rejection of a sublease or assignment pursuant to any other provisions of this Lease.

Section 7.6                                      Landlord’s Right to Perform Tests.   At any time prior to the expiration of the Lease Term, Landlord shall have the right to enter upon the Premises during Normal Business Hours in order to conduct appropriate tests of water and soil and to deliver to Tenant the results of such tests to demonstrate that levels of any Hazardous Materials in excess of permissible levels has occurred as a result of Tenant’s use of the Premises and which tests shall be at the expense of Tenant so long as Landlord has a reasonable concern that such Hazardous Materials exist. Tenant shall further be solely responsible for and shall defend, indemnify and hold the Landlord, Landlord’s lenders, its agents and contractors harmless from and against all claims, costs and liabilities including actual attorneys’ fees and costs, arising out of or in connection with any removal, remediation, clean up, restoration and materials required hereunder to return the Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials.

Section 7.7                                      Tenant’s Obligations.   Tenant’s obligations under this Article 7 shall survive the termination of the Lease. During any period of time employed by Tenant after the termination of this Lease to complete the removal from the Premises or remediation of any such Hazardous Materials, Tenant shall continue to pay the full rental in accordance with this Lease, which rental shall be prorated daily.

Section 7.8                                      Health and Safety Code Section 25359.7.   Tenant recognizes its obligations under California Health and Safety Code Section 25359.7 to notify Landlord of any release of a Hazardous Material that Tenant knows or has reason to believe has or will come to

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be located on or beneath the Premises. Landlord recognizes its obligations under California Health and Safety Code Section 25359.7, and hereby represents and warrants to Tenant that Landlord has no knowledge, or reasonable cause to believe, that any release of Hazardous Materials has come to be located on or beneath the Premises and/or the Project on or before the Commencement Date.

Section 7.9                                      Definition of “Hazardous Materials”.   The term “Hazardous Materials” shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations promulgated thereunder: (1)any “hazardous substance” within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), 42 U.S.C. 9601 et seq. or the California Hazardous Substance Account Act, Cal. Health & Safety Code, 25300 et seq. (2) any “hazardous waste” within the meaning of the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (3) any “hazardous waste” or “extremely hazardous waste” within the meaning of the California Hazardous Waste Control Law, Cal. Health & Safety Code 25100 et seq. (4) any “hazardous chemical substance or mixture” or “imminently hazardous chemical substance or mixture” within the meaning of the Toxic Substances Control Act, 15 U.S.C. 2601 et seq. (5) any “hazardous air pollutant” within the meaning of the Federal Clean Air Act, 42 U.S.C 7400 et seq. (6) any “toxic pollutant” or “oil or hazardous substance” within the meaning of the Federal Water Pollution Control Act, 33 U.S.C. 1250 et seq. (7) any “contaminant” within the meaning of the Safe Drinking Water Act, 42 U.S.C. 300i; (8) any “chemical known to the state to cause cancer or reproductive toxicity” within the meaning of the Safe Drinking Water and Toxic Enforcement Act of 1986 (“Proposition 65”), Cal. Health & Safety Code, 25249.5 et seq. (9) petroleum or any fraction thereof; (10) asbestos; or (11) any other substance, chemical waste, toxicant, pollutant or contaminant regulated by any federal, state or local law, statute, rule, regulation or ordinance for the protection of health or the environment.

ARTICLE 8

PARKING AND COMMON USE AREAS AND FACILITIES

Section 8.1                                      Control of Common Areas by Landlord.   “Common Areas” means all areas, space, equipment and special services provided or made available by Landlord for the common or joint use and benefit of the occupants of the Project, their employees, agents, servants, customers and other invitees, including without limitation parking areas, driveways, retaining walls, landscaped areas, loading docks, pedestrian malls, courts, stairs, ramps and sidewalks, elevators, comfort and first aid stations, washrooms and parcel pick-up stations. All Common Areas shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to the Common Areas. Landlord shall have the right to construct, maintain and operate lighting facilities on all said areas and improvements; to police the same; from time to time to change the area, level, location and arrangement of parking areas and other facilities herein above referred to; to close all or any portion of said areas or facilities to such extent as may, in the opinion of Landlord’s counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily, all or any portion of the Common Areas of facilities; and to do and perform such other acts in and to said areas and improvements as, in the use of good business judgment, the Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees and customers. Landlord will operate and maintain the Common Areas referred to above in such manner as Landlord, in its reasonable discretion, shall determine from time to time. Without limiting the scope of such discretion, Landlord shall have the right and authority to employ all personnel and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance of the Common Areas and facilities. Except as limited above, Tenant shall have a non-exclusive easement to use and occupy the Common Areas during the term of this Lease.

Section 8.2                                      [Intentionally Omitted.]

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ARTICLE 9

SIGNS, FIXTURES, ALTERATIONS, IMPROVEMENTS

Section 9.1                                      Signs and Auctions.   No auction, fire or bankruptcy sales may be conducted in the Premises, and no signs advertising such shall be posted on the Premises or within or about the Project without the prior written consent of Landlord.

Section 9.2                                      Installation by Tenant.   Except as otherwise set forth on Exhibit “B” attached hereto and incorporated herein and Section 9.3 below, Tenant shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any trade fixtures, exterior signs, exterior machinery, floor covering, interior or exterior lighting, plumbing fixtures, shades or awnings or make any changes to the Premises without the prior written consent of Landlord. All fixtures installed by Tenant shall be new or completely reconditioned. Tenant shall present to the Landlord plans and specifications for such work at the time approval is sought. Notwithstanding this Section 9.2 and Section 9.3 below, Tenant shall have the right to make such additions, alterations, improvements fixturization, and other modifications addressed by Sections 9.2 and 9.3 below without the approval of the Landlord so long as they do not exceed Twenty-Five Thousand and No/100 Dollars ($25,000.00) and do not alter the structural components of the Building.

Section 9.3                                      Improvements.   Except as set forth in Section 9.2 above, Tenant shall not make any additions, alterations or improvements to the Premises without obtaining the prior written consent of Landlord, which approval shall not be unreasonably withheld. In the event Tenant should employ a contractor other than Landlord’s, it is expressly understood and agreed that Tenant shall first obtain the Landlord’s written approval of the Tenant’s contractor and the terms of the contract, which approval shall not be unreasonably withheld. As a condition to giving consent to Tenant improvements, Landlord may, at the time of such installations, require that Tenant agree to remove any such alterations, additions, improvements or utility installations at the expiration of the Lease Term and to restore the Premises to their prior condition, normal wear and tear excluded. Landlord acknowledges and agrees that Tenant will be providing special security for the Premises while operating as a commercial bank, and as part of Tenant’s Work, will be installing at Tenant’s expense, dusk to dawn lighting and automated teller machine access in the Common Areas (including but not limited to compliance with the requirements of the Americans with Disabilities Act (“ADA”)), and night depository facilities, with security lighting and cameras extending from the Premises, and safety deposit boxes (collectively, the “Bank Improvements”). Landlord shall reasonably cooperate with Tenant concerning the requirements of Division 4 of the California Financial Code (Section 1300, et seq.), including but not limited to the lighting requirements thereunder, which shall be at Tenant’s sole cost and expense. In the event the requirements of the ADA are amended following the initial installation by Tenant of the ATM access to the ATM, Landlord shall not withhold Landlord’s approval of any modifications and/or alterations of the ATM and/or access to the ATM in the common areas made by Tenant to comply with such amendments to the ADA. All Improvements to the Premises shall comply with all applicable laws, including but not limited to applicable building codes and regulations.

Section 9.4                                      Non-Removal by Tenant.   All alterations, additions, and improvements, including signs and sign cases, made by Tenant, or made by the Landlord on the Tenant’s behalf and for which Tenant has paid Landlord in accordance with this Lease, shall remain the property of the Tenant for the term of the Lease, or any extension or renewal thereof. Subject to the provisions of Section 10.5, such alterations, additions and improvements shall not be removed from the Premises, and at the expiration or termination of this Lease Term, or any extensions or renewals thereof, all such alterations, additions and improvements become the property of the Landlord. Notwithstanding the foregoing below, Landlord acknowledges and agrees that the Bank Improvements shall remain the personal property of the Tenant and shall be removed by the Tenant at the end of the term of the Lease.

Section 9.5                                      Removal and Restoration.   Landlord may, in its reasonable discretion, require Tenant upon expiration or termination of this Lease Term to return all or part of the Premises to their condition as existed at the commencement of the Lease Term, removing any alteration, addition or improvement made by Tenant, or made by Landlord on the Tenant’s behalf. In removing any such alteration, addition or improvement as may be required by the

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Landlord, the Tenant shall repair any damage to the Premises caused by such removal and will be repaired in a prompt and workmanlike manner.

Section 9.6                                      Liens.   Tenant shall keep the Premises and any building of which the Premises are a part free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by, or at the direction of, Tenant. In the event that Tenant shall not, within twenty (20) days following the imposition of any lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall bear interest at the rate of ten percent (10%) per annum from the date expended until the date repaid. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the Premises, and any other party having an interest therein from mechanics’ and materialmen’s liens, and Tenant shall give to Landlord at least fifteen (15) business days, prior written notice of the expected date of commencement of any work relating to alterations or additions to the Premises.

Section 9.7                                      Signs, Awnings and Canopies.   Except as set forth on Exhibit “G” and the signage to be located on the backlit surround of the ATM identifying Tenant and the ATM networks affiliated with the ATM, Tenant will not place or suffer to be placed or maintained on any exterior door, wall or window of the Premises or within or about the Project any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Premises without first obtaining Landlord’s written approval. Tenant further agrees to maintain such signs, awnings, canopy, decoration, lettering or other advertising matter as may be approved, in good condition and repair at all times. Tenant shall submit a detailed drawing of any proposed signage to Landlord for approval, which shall not be unreasonably withheld, and which shall be deemed approved if Landlord does not respond within fifteen (15) days. All signs and sign cases are to be considered the personal property of the Tenant and may be removed by Tenant upon expiration or termination of this Lease.

ARTICLE 10

CONDITION OF PREMISES MAINTENANCE, REPAIRS AND ALTERATIONS

Section 10.1                                Existing Conditions.   Tenant accepts the Premises in its condition as of the Effective Date, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant’s intended use.

Section 10.2                                Exemption of Landlord from Liability; Waiver.   Except to the extent of Landlord’s insurance coverage pursuant to Article 18 below and except to the extent Landlord has breached its obligations pursuant to this Lease and/or under applicable laws and/or regulations, Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers or any other person in the Premises, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects, not caused by Landlord or Landlord’s failure to properly maintain pipes, sprinklers, wires, appliances plumbing, air conditioning or lighting fixtures; (c) conditions arising in or about the Premises that are not caused by Landlord; or (d) any act or omission of any other tenant or occupant of the Project or of any building of which the Premises is a part. Except as expressly limited above, Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims against Landlord for the foregoing damages. The provisions of this Section 10.2 shall not, however, exempt Landlord from liability for Landlord’s gross negligence, intentional misconduct, and/or willful misconduct. Landlord represents and warrants that, as of the Commencement Date, Landlord has no knowledge, or reasonable cause to believe, that there is any condition in the Project that is likely to cause such damages.

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Section 10.3                            Tenant’s Obligations.

(a)                                  Except for the preventative maintenance contract which may be obtained as provided below, Tenant agrees at all times, at its own cost and expense, to repair and maintain in good and tenantable condition, as necessary, the Premises and every part thereof (except that portion of the Premises to be maintained by Landlord under Section 10.4 and/or that is not accessible to Tenant) including, without limitation, the following: all meters, pipes, conduits, equipment, components and facilities within the Premises that supply the Premises exclusively with utilities (except if the appropriate utility company has assumed these duties), all fixtures and other equipment installed in the Premises; all interior glass installed in the Premises; all signs, locks and closing devices; all window sashes, casements and frames; doors and door frames; and floor coverings; provided however, Tenant shall not be obligated to repair, maintain, and/or replace any of the foregoing where the need for such repair, maintenance, and/or replacement is a result of damage or destruction to the Building and/or condemnation. It is the intention of Landlord and Tenant that, at all times during the Lease Term, Tenant shall maintain the Premises in an attractive, fully operative condition. Tenant shall not have any obligation to remove and/or abate any mold and/or mildew within the Premises and/or the Project, unless such mold is caused by the gross negligence or willful misconduct of the Tenant during the Term of the Lease.

(b)                                 All of Tenant’s obligations to maintain and repair shall be accomplished at Tenant’s sole expenses. If Tenant refuses or neglects to repair properly as required hereunder and to the reasonable satisfaction of Landlord, Landlord may, on ten (10) days’ prior notice (except that no notice shall be required in case of emergency) enter the Premises and perform such repair and maintenance on behalf of Tenant without liability to Tenant for any loss or damage that may accrue to Tenant’s merchandise, fixtures, or other property or to Tenant’s business by reason thereof, and upon completion thereof, Tenant shall pay Landlord’s costs for making such repairs, upon presentation of a bill therefore, as Additional Rent. Said bill shall include interest at ten percent (10%) on said costs from the date of presentation of the bill to Tenant.

Section 10.4                                Landlord’s Obligations.   Subject to the provisions of Section 10.3 (Tenant’s Obligations) Article 11 (Damage or Destruction), and Article 12 (Condemnation), Landlord shall repair, maintain in good and tenantable condition and replace, and necessary, the Common Area, unoccupied spaces within the Building, the exterior of the Building, the parking area, the roof, exterior wells, structural parts of the Premises and/or the Project and all risers, pipes, conduits, equipment, components and facilities that supply the Premises with utilities (except if the appropriate utility company has assumed these duties),including but not limited to mold removal and/or abatement pursuant to Section 26143, et seq. of the California Health and Safety Code, provided, however, that Landlord shall not be required to make repairs necessitated by reason of the gross negligence of Tenant or anyone claiming under Tenant, or by reason of any improvements made by Tenant or anyone claiming under Tenant which shall be the obligation of Tenant. All such costs and expenses of Landlord shall be Operating Expenses under this Lease.

Section 10.5                                Condition Upon Termination.   Upon the termination of this Lease, Tenant shall surrender the Premises to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article 11 (Damage or Destruction). All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord’s property and shall be surrendered to Landlord upon the termination of this Lease, except that Tenant may remove any of Tenant’s machinery or equipment which can be removed without material damage to the Premises. Tenant shall repair, at Tenant’s expense, any damage to the Premises caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment without Landlord’s prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings, drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment, fencing or security gates; or other similar building operating equipment and decorations.

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ARTICLE 11

DAMAGE OR DESTRUCTION

Section 11.1           Partial Damage to Leased Premises.   Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises. If the Premises is only partially damaged (meaning the cost to repair would not exceed ten percent of replacement value as reasonably determined by Landlord) and if the proceeds received by Landlord from the insurance policies described in Article 4 (together with the deductible, if any) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord shall repair any damage to Tenant’s fixtures, equipment, or improvements. If the insurances proceeds received by Landlord (together with the deductible, if any) are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Article 4, Landlord may elect either to (a) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (b) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage, whether Landlord elects to repair the damage or terminate this Lease. If Landlord elects to repair the damage, Tenant shall pay the full cost thereof in excess of any insurance proceeds paid to Landlord if the damage was due to an act or omission of Tenant. If the damage to the Premises occurs during the last six (6) months of the Lease Term, Landlord may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds and Landlord may retain all such proceeds. Landlord shall notify Tenant of its election within thirty (30) day after receipt of notice of the occurrence of the damage.

Section 11.2           Total or Substantial Destruction.   If the Premises is totally or substantially destroyed (meaning the cost to repair would exceed ten percent of replacement value as reasonably determined by Landlord) by any cause whatsoever, this Lease shall, at the election of the Landlord, terminate as of the date the destruction occurred regardless of whether Landlord receives any insurance proceeds. However, if the Premises can be rebuilt within nine (9) months after the date of destruction, Landlord may elect to rebuild the Premises at Landlord’s own expense (with all insurance proceeds being made available to the Landlord to apply against such costs), in which case, this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after the occurrence of total or substantial destruction. If the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

Section 11.3           Partial Destruction of Project.   In the event that ten percent or more of the rentable area of the Project shall be damaged or destroyed by fire or other cause, notwithstanding that the Premises may be unaffected by such fire or other cause, Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within sixty (60) days from and after said occurrence, to elect to cancel and terminate this Lease. Upon the giving of such notice to Tenant, the term of this Lease shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord. Nothing in this Section nor any other Section hereof shall be construed as a limitation of Tenant’s liability for such occurrence, should such liability otherwise exist.

Section 11.4           Landlord’s Obligations.   Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any restoration or replacement of any paneling, decorations, partitions, railings, floor coverings, office fixtures or any other improvements or property installed in the Premises by Tenant or at the direct or indirect expense of Tenant which are not part of the original Tenant improvements paid for by Landlord. Tenant shall be required to restore or replace same in the event of damage except to the extent caused by the Landlord’s gross negligence or intentional misconduct. Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration.

Section 11.5           Rent Abatement Due to Casualty.   Landlord and Tenant agree that Tenant’s obligation to pay Minimum Monthly Rent and Additional Rent shall be fully abated during the period beginning on the date of any such casualty, destruction and/or damage and ending on the date of substantial completion of Landlord’s restoration obligations as provided in this Article 11 (“Abatement Period”). The abatement of rent shall occur only in the event Tenant is unable to conduct business from its Premises and that, other than the abatement of rent or as otherwise expressly provided in the Lease, Tenant shall not be entitled to any compensation, reduction or reimbursement from Landlord as a result of any damage, destruction, repair or restoration of the leased Premises.

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Section 11.6           Waiver.   Since Landlord and Tenant have agreed that the provisions of this Article 11 shall govern the rights and obligations of Landlord and Tenant in the event of any damage or destruction of the Premises, Tenant waives the provisions of California Civil Code Section 1932(2) which indicates that the hirer of a thing may terminate the hiring before the end of the term “when the greater part of the thing hired, or that part which was and which the letter had at the time of the hiring reason to believe was the material inducement to the hirer to enter into the contract, perishes from any other cause than the want of ordinary care of the hirer,” and of California Civil Code Section 1933(4) which indicates that “the hiring of a thing terminates by the destruction of the thing hired,” and of any similar statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of damage or destruction of the Premises.

ARTICLE 12

CONDEMNATION

Section 12.1           Condemnation.   If all or part of the Premises or any part of the Project shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, or conveyed under threat of condemnation, then the Term of this Lease shall cease and terminate as of the date of title vesting at Landlord’s option and all rentals shall be paid up to that date and Tenant shall have no claim against Landlord for the value of any unexpired Lease Term.

Section 12.2           Partial Condemnation.   If any part of the Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, or conveyed under threat of condemnation, and in the event that such partial taking or condemnation or conveyance under threat of condemnation shall render the Premises unsuitable for the business of the Tenant, then the Lease Term shall cease and terminate as of the date of title vesting in such proceeding at Tenant’s option and Tenant shall have no claim against Landlord for the value of any unexpired Lease Term. In the event of a partial taking or condemnation of the Premises which is not extensive enough to render the Premises unsuitable for the business of the Tenant, and Landlord does not terminate the Lease pursuant to Section 12.1 then Landlord shall within a reasonable time restore the Premises to a condition comparable to its condition at the time of such condemnation less the portion lost in the taking, this Lease shall continue in full force and effect, and the rent payable hereunder shall be equitably adjusted to reflect the reduction in the area of the Premises.

Section 12.3           Distribution of Condemnation Award.   Any condemnation award or payment for the  Building and the Property shall be paid to Landlord and Tenant shall have no claim thereto; except that Tenant shall have the right to bring a separate claim for an award specifically designated for loss of or damage to Tenant’s trade fixtures or removable personal property, goodwill and relocation costs and  the Tenant hereby assigns any other rights which the Tenant may have now or in the future to any other award to the Landlord. If this Lease is not terminated, Landlord shall repair any damage to the Premises caused by the condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord’s expense.

ARTICLE 13

ASSIGNMENT AND SUBLETTING

Section 13.1           Landlord’s Consent Required.   Tenant shall not either voluntarily or by operation of law, assign, mortgage, pledge, hypothecate or encumber this Lease or the leasehold interest created hereby or any interest herein, or sublet the Premises or any portion thereof, or license the use of all or any portion of the Premises or permit any other person to occupy or use the Premises or any portion thereof (collectively referred to herein as a “Transfer”), without the written consent of Landlord first had and obtained, which consent shall not be unreasonably withheld and which is subject to the following conditions: (i) the proposed transferee’s use of the Premises must be consistent with Articles 6 and 7 hereof; (ii) in Landlord’s reasonable business judgment, the proposed transferee must have sufficient business reputation and experience to operate a successful business of the type and quality permitted under this Lease; (iii) in Landlord’s reasonable business judgment, any percentage rent paid under this Lease that

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Landlord would reasonably anticipate receiving from the proposed transferee must not be less than the percentage rent that Landlord has received from Tenant; (iv) the proposed Transfer must not breach any covenant of Landlord respecting radius, business location, use or exclusivity in any other lease, financing agreement or any other agreement relating to the Project or, in Landlord’s reasonable business judgment, create a tenant mix concern; (v) the net worth of the proposed transferee must not be less than the lesser of (a) the current net worth of Tenant, and (b) the amount equal to twice the remaining payments of Minimum Monthly Rent for the balance of the then existing Term at the time of such Transfer; (vi) seventy-five percent (75%) of any profit received by the Tenant  from the proposed Transfer, whether during or after the Lease Term, shall be paid to Landlord when received; and (vii) the proposed transferee must not  be an existing tenant in the Project.

Section 13.2           Transfers of Interests in Tenant Requiring Landlord’s Consent.   If Tenant hereunder is a corporation which, under laws of California, is not  deemed a public corporation, or is an unincorporated association or partnership or limited liability company, then the transfer, assignment, or hypothecation of any stock or interest in such corporation, association or partnership or limited liability company in the aggregate in excess of  twenty-five percent (25%) shall be deemed a Transfer under the meaning of this Article 13.

Section 13.3           Grant of Concessions; Conditions to Grant.   The provision against subletting elsewhere contained in this Lease shall not prohibit Tenant from granting  concessions  for the operation  of one or more departments of the business which Tenant is permitted by Section 1.8 to conduct in or upon the Premises; provided, however, that each such concession may be granted only upon receipt by Tenant of the written consent of the Landlord and shall be subject to all the terms and provisions of this Lease.

Section 13.4           Transfer Without Consent.   Any Transfer without Landlord’s prior written consent shall, at the option of the Landlord, constitute a non-curable breach of this Lease. In the absence of an express agreement in writing to the contrary, no Transfer shall act as a release of Tenant from any of the obligations and agreements on its part to be kept and performed hereunder.

Section 13.5           No Release of Tenant.   No transfer permitted by this Article 13 shall release Tenant or change Tenant’s primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord’s acceptance of rent from any other person is not a waiver of any provision of this Article 13. Consent to one transfer is not a consent to any subsequent transfer. If Tenant’s transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant’s transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant’s liability under this Lease.

Section 13.6           Landlord’s Election.   Tenant’s request for consent to any transfer described in Section 13.1 above shall be accompanied by a written statement setting forth the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and rent and security deposit payable under any assignment or sublease), and any other information requested by Landlord. Landlord shall have the right (a) to withhold consent based upon the standards set forth in Section 13.1;(b) to grant consent; or (c) if the transfer is a sublease of the Premises or an assignment of this Lease, to terminate this Lease as of the effective date of such sublease or assignment, in which case Landlord may elect to enter into a direct lease with the proposed assignee or subtenant.

Section 13.7           No Merger.   No merger shall result from Tenant’s sublease of the Premises under this Article 13, Tenant’s surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sub-landlord thereunder.

Section 13.8           Assignment Fees and Procedures.   In the event Landlord shall be requested to consent to a sublease, assignment, pledge, encumbrance, or any other transfer of all or any portion of Tenant’s rights hereunder, as specified in Section 13.1 hereof, Tenant shall pay Landlord a fee of Five Hundred Dollars ($500.00) which Landlord and Tenant agree is a reasonable fee to compensate Landlord for costs and expenses, excluding attorney’s fees which

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shall be reimbursed pursuant to Section 16.2 herein, incurred in connection with reviewing Tenant’s request for consent. Tenant’s check for  such assignment fee  shall be delievered to Landlord concurrent with Tenant’s request for consent.

ARTICLE 14

DEFAULTS;REMEDIES

Section 14.1           Covenants and Conditions.   Tenant’s performance of each of Tenant’s obligations under this Lease is a condition as well as a covenant. Tenant’s right to continue in possession of the Premises in conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

Section 14.2           Defaults.   Tenant shall be in material default under this Lease:

(a)           If Tenant abandons or vacates the Premises for a period longer than twelve (12) consecutive months; provided Tenant continues to pay rent during such twelve (12) month period.

(b)           If Tenant fails to pay rent or any other charge required to be paid by Tenant, as and when due, and such failure continues for more than ten(10) days following notice from Landlord of such failure; provided, however, such notice shall not be required if such failure occurs more than two(2) times in any twelve(12) month period.

(c)           If Tenant fails to perform any of Tenant’s non-monetary obligations under this Lease for a period of fifteen (15) days after written notice from Landlord; provided that if more time is required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the fifteen(15) day period and thereafter diligently pursues the same to completion, not to exceed ninety(90) days. However, Landlord shall not be required to give such notice if Tenant’s failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord prior to the commencement of an unlawful detainer action and is not in addition to any such requirement;

(d)           (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty(30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant’s interest hereunder, then Landlord shall receive, as Additional Rent, the difference between the rent (or any other consideration) paid in connection with such assignment or sublease and the rent payable by Tenant hereunder.

Section 14.3           Default by Landlord.   Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing as provided in Section 15.6, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Anything in this Lease to the contrary notwithstanding, providing such cause is not due to the willful act or gross negligence of Landlord, Landlord shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease if same shall be due to any strike, lockout, civil commotion, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material, service or financing, rain or muddy conditions, through act of God or other cause beyond the control of

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Landlord, as provided in Section 18.21. In addition, in no event shall Landlord be responsible for any consequential damages incurred by Tenant as a result of any default by Landlord.

Section 14.4           Remedies.   On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

(a)           Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall, upon satisfaction of the notice requirement under California law, have the right to re-enter the Premises and remove all persons and property and such property may be destroyed, kept by Landlord (in which case such property shall become the property of Landlord) or removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby; and Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including (i) the worth at the time of the award of all Minimum Monthly Rent, Additional Rent and other charges which were earned or were payable at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Minimum Monthly Rent, Additional Rent and other charges which would have been earned or were payable after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Minimum Monthly Rent, Additional Rent and other charges which would have been payable for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom whether provided by this Lease or allowed by applicable law, including, but not limited to, any costs or expenses incurred by Landlord in maintaining or preserving the Premises after such default, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation or alteration of the Premises, Landlord’s reasonable attorneys’ fees, and any real estate commissions or other such fees paid or payable. As used in subparts (i) and (ii) above, the “worth at the time of the award” is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the worth at the time of the award is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant shall have abandoned the Premises, Landlord shall have the option of (i) retaking possession of the Premises and recovering from Tenant the amount specified in this Section 14.4(a), or (ii) proceeding under Section 14.4(b);

(b)           Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder. Tenant acknowledges that Landlord has the remedy described in California Civil Code Section 1951.4 in that Landlord may continue the Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due;

(c)           Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state of California.

Section 14.5           The Right to Relet the Premises.   Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by levy, it may either terminate this Lease or it may from time to time without terminating this Lease, relet said Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its reasonable discretion may deem advisable; upon each such reletting all rentals received by the Landlord from such reletting shall be applied, first, to the repayment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of brokerage fees and attorneys’ fees directly associated with such reletting; third, to the payment of rent due and  unpaid hereunder, and the residue, if any, shall be held  by Landlord and applied in payment of future rent as the same may become due and

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payable hereunder. If such rentals received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such reentry or taking possession of said Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof decreed by a court of competent jurisdiction.

Section 14.6           Cumulative Remedies.   Landlord’s exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE 15

PROTECTION OF CREDITORS AND OTHERS

Section15.1            Subordination.   Landlord shall have the right to require Tenant to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Premises, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. If any ground lessor, beneficiary or mortgagee (“Holder”) elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust  or mortgage or the date of recording thereof. The subordination provided for in this section is expressly conditioned upon the Holder’s agreement that as long as Tenant is not in default in the payment of Base Rent and the performance and observance of any convenant, condition, provision, term or agreement to be performed and observed by Tenant under this Lease, beyond any applicable grace or cure period this Lease provides Tenant, the Holder will not disturb Tenant’s rights under this Lease, including but not limited to Tenant’s possession of the Premises. The lien of any existing or future holder will not cover Tenant’s moveable trade fixtures or other personal property of Tenant located in or on the Property.

Section15.2            Attornment.   If Landlord’s interest in the Premises is acquired by any ground lessor, beneficiary under a  deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Premises and recognize such transferee or successor as Landlord under this Lease at the request of such transferee made either prior to or following  such euquisition and shall, at the request of such successor, enter into a new lease directly with such successor on the same terms and conditions as this lease for the then remaining term of this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest.

Section15.3            Signing of Documents.   Tenant shall sign and deliver and instrument or documents necessary or appropriate to effectuate or evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within ten (10) days after written request (i) Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document and (ii) such failure shall constitute a default under this Lease entitling Landlord to terminate this Lease without further notice to Tenant.

Section15.4            Estoppel Certificates.

(a)           Upon a party’s written request, the other party (“Estopped Party”) shall execute, acknowledge and deliver to the requesting party a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date and amount of payment of the Minimum Monthly Rent, Additional Rent and other charges and the time period covered by such payment: (iv) that the requesting party is not in default under this Lease (or, if the requesting party is claimed to be in default, stating why) and (v)such other statements as reasonably required by the requesting party, or any lender or prospective lender, investor or purchaser. The Estopped party shall deliver such statement to the requesting party within ten (10) days after the requesting party’s request. Any such statement by the Estopped Party may be given by the requesting party to any prospective purchaser, lessee,

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sublessee, transferee or encumbrancer of the Premises. Such purchaser, lessee, sublessee, transferee, or encumbrancer may rely conclusively upon such statement as true and correct.

(b)           If the Esotpped party does not deliver such statement to the requesting party within such ten (10) day period, (i) the Estopped Party irrevocably constitutes and appoints the requesting party as its special attorney-in-fact to execute and deliver the certificate to any third party and (ii) such failure shall consitute a default under this Lease without further notice to the Estopped Party entitling the requesting party to terminate this Lease. Further, the requesting party, and any prospective purchaser, lessee, sublessee, transferee or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by the requesting party; (ii) that this Lease has not been canceled or terminated except as otherwise represented by the requesting party; (iii) in the case of the Landlord as the requesting party, that not more than one month’s Minimum Monthly Rent or other charges have been paid in advance; and (iv) that the requesting party is not default under this Lease. In such event, the Estopped Party shall be estopped from denying the truth of such facts.

Section 15.5           Tenant’s Financial Condition.   Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Tenant normally maintains. In addition, Tenant shall deliver to any lender or proposed purchaser of the Premises or the Project or any interest therein dsignated by Landlord any financial statements as Tenant normally maintains to facilitate the sale, financing or refinancing of such interest in the Premises or Project. Tenant represents and warrants to Landlord that (a) each such financial statement is a true and accurate statement as of the date of such statement; and (b) at all times after the date of any such statement during the Lease Term or any extension thereof, Tenant’s net worth, as stated therein, shall not be reduced. All financial statements shall be confidential and shall be used only for the purposes set forth herein.

Section15.6            Mortgage Protection Clause.   Tenant agrees to give any mortgagees and/or trust holders, by registered mail, a copy of any notice of default, served upon the Landlord, provided that prior or such notice Tenant has been notified in writing of the addresses of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty days (30) within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty days (30) any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to affect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

ARTICLE 16

LEGAL COSTS

Section16.1            Legal Proceedings.   Tenant shall reimburse Landlord, upon demand, for any costs or expenses incurred by Landlord in connection with any breach or default of Tenant under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys’ fees and costs. Such attorneys’ fees and costs shall be paid by the losing party in such action. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability incurred by Landlord if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person;
(c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary in Landlord’s judgment to protect landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election, Tenant shall reimburse Landlord for any Legal fees or costs incurred by Landlord  in any such claim or action.

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Section 16.2           Landlord’s Consent.   Tenant shall pay Landlord’s reasonable attorneys fees incurred in connection with Tenant’s request for Landlord’s consent under Article 13 Assignment and Subletting, or in connection with any other act which Tenant proposes to do and which requires Landlord’s consent.

ARTICLE 17

TENANT’S INSURANCE

Section 17.1           Insurance.   All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies acceptable to Landlord and Landlord’s lender and qualified to do business in the State of California. Each policy shall name Landlord, and at Landlord’s request any mortgage of Landlord, as an additional insured, as their respective interest may appear. Each policy shall contain (i) a cross-liability endorsement, (ii) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, and (iii) a waiver by the insurer of any right of subrogation against Landlord, its agents, employees and representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. A copy of each paid up policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder and that Landlord is named as an additional insured shall be delivered to Landlord before the date Tenant is first given the right of possession of the Premises, and thereafter within thirty (30) days after any demand by Landlord therefore. Landlord may, at any time and from time to time inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancelable except after thirty (30) days written notice to Landlord and Landlord’s lender by Tenant and/or the insurer. Tenant shall furnish Landlord with renewals or “binders” of any such policy at least ten (10) days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and charge the Tenant the premiums together with a twenty-five percent (25%) handling charge, payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord’s mortgagee and Tenant as required by this Lease.

Section 17.2           Scope of Coverage.   Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect policies of casualty insurance covering (i) all Tenant improvements (including any alterations, additions or improvements as may be made by Tenant pursuant to the provisions of Articles 5 and 10 hereof), and (ii) trade fixtures, merchandise and other personal property from time to time in, on or about the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost from time to time, providing protection against any peril included within the classification “Fire and Extended Coverage” together with  insurance against sprinkler damage, vandalism and malicious mischief. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under (i) shall be paid to Landlord, and the proceeds under (ii) above shall be paid to Tenant.

Section 17.3           Minimum Coverage.   Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect workers’ compensation insurance as required by law and commercial general liability insurance with respect to the Premises and Tenant’s activities in the Premises and upon and about the Property, on an “occurrence” basis, with minimum limits of One Million Dollars ($1,000,000) each occurrence and Two Million Dollars ($2,000,000) general aggregate. If Tenant provides such liability insurance under a blanket policy, the insurance must be made specifically applicable to the Premises and this Lease on a “per location” basis.

Section 17.4           [Intentionally Omitted.]

Section 17.5           Waiver of Subrogation.   Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, on account of loss by or damage to the waiving party of its property or the property of other under its control, to the extent that such loss or damage is insured against under any fire

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and extended coverage insurance policy which either may have in force at the time of the loss or damage. Each party shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

ARTICLE 18

LANDLORD’S INSURANCE

Section 18.1           Landlord’s Insurance. Landlord will at all times during the Term maintain the insurance this Section 18.1 requires.

(a)           Property Insurance. Landlord will maintain insurance on the Property providing coverage comparable to that provided by a standard ISO special causes of loss form property insurance policy in an amount not less than the full replacement cost of the Building (including but not limited to the vault on the Premises, less foundation, grading and excavation costs). Landlord may, at its option, obtain such additional coverages or endorsements as Landlord deems appropriate or necessary, including, without limitation, insurance covering foundation, grading, excavation and debris removal costs; business income and rent loss insurance; boiler and machinery insurance; ordinance or laws coverage. Such insurance will not cover or be applicable to any trade fixtures (other than the vault) or other personal property owned by or in the care, custody or control of Tenant.

(b)           Liability Insurance. Landlord will maintain commercial general liability insurance for bodily injury, personal injury, and property damage occurring at the Property in such amounts as Landlord reasonably deems necessary or appropriate, but in no event will such liability insurance be less than Five Million Dollars ($5,000,000). Such liability insurance will protect Landlord, Tenant as an additional insured, and, at Landlord’s option, Landlord’s lender and some or all of the Landlord Parties.

(c)           Evidence of Insurance and Payment. A copy of each paid up policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder and that Tenant is named as an additional insured shall be delivered to Tenant before the date Tenant is first given the right of possession of the Premises, and thereafter within thirty (30) days after any demand by Tenant therefore. Tenant may, at any time and from time to time inspect and/or copy any insurance policies required to be maintained by Landlord hereunder. No such policy shall be cancelable except after thirty (30) days written notice to Tenant by Landlord and/or the insurer. Landlord shall furnish Tenant with renewals or “binders” of any such policy at least ten (10) days prior to the expiration thereof. Landlord agrees that if Landlord does not take out and maintain such insurance, Tenant may (but shall not be required to) procure said insurance on Landlord’s behalf and Landlord shall be obligated to reimburse Tenant the premiums together with a twenty-five percent (25%) handling charge, payable upon demand.

ARTICLE 19

MISCELLANEOUS PROVISIONS

Section 19.1           Non-Discrimination.   Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Premises or any portion thereof.

Section 19.2           Landlord’s Transfer of Title.   As used in this Lease, the term “Landlord” means only the current owner or owners of the fee title to the Premises or a leasehold estate in the Premises under a ground lease of the Premises at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds previously paid by Tenant if such funds have not yet been applied under the terms of this Lease.

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Section 19.3           Severability.   A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

Section 19.4           Interpretation.   The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Premises with Tenant’s expressed or implied permission.

Section 19.5           Other Tenancies.   Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord, in the exercise of its reasonable business judgment, shall determine to best promote the interest of the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the term of this Lease, either (i) enter into a lease for any space in the Project or (ii) continue to lease any space in the Project under any lease which is in effect as of the date of this Lease, or that any tenant under any lease in effect as of the date of this Lease will not assign or transfer its interest under its lease or change the use of the premises under such lease. By executing this Lease, Tenant acknowledges that Landlord has not made any representations, warranties or statements as to any of the foregoing and agrees that the occurrence of any of the foregoing or any similar event shall not affect Tenant’s obligations under this Lease.

Section 19. 6          Entire Agreement.   This Lease and the Exhibits, and Rider, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings, either oral or written, between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions or understandings, either oral, or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by the party to be charged with their performance.

Section 19.7           Notices.   All notices required or permitted under this Lease shall be in writing and shall be personally delivered, sent by overnight delivery service or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.3 above, except that upon Tenant’s taking possession of the Premises, the Premises shall be Tenant’s address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.2 above. All notices shall be effective upon receipt if sent by certified mail as set forth above or upon delivery to the address specified if delivered personally or by overnight delivery service. Either party may change its notice address upon written notice to the other party.

Section 19.8           Waivers.   All waivers must be in writing and signed by the waiving party. Landlord’s failure to enforce and provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future.

Section 19.9           No Recordation.   Tenant shall not record this Lease without prior written consent from Landlord. However, Landlord may require that a “Short Form” memorandum of this Lease be executed by both parties and recorded.

Section 19.10         Binding Effect:   Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease. The laws of the state of California shall apply to the enforcement and interpretation of this Lease.

Section 19.11         Corporate Authority; Partnership Authority.   If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within five (5) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant’s Board of

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Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person signing this Lease for Tenant represents and warrants that he is a general partner of the partnership, that he has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner’s withdrawal or addition. Within five (5) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant’s recorded statement of partnership or certificate of limited partnership.

Section 19.12         No Partnership.   Landlord shall not by virtue of this Lease, in any way or for any purpose, be deemed to have become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a merger of a joint enterprise with Tenant, nor is Tenant an agent of Landlord for any reason whatsoever. The provisions of this Lease relating to the percentage rent payable hereunder are included solely for the purpose of providing a method whereby the rent is to be measured and ascertained.

Section 19.13         Joint and Several Liability.   All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

Section 19.14         No Option.   The submission of this Lease for examination does not constitute a reservation of or option to lease the Premises and this Lease becomes effective only upon execution and delivery thereof by Landlord and Tenant.

Section 19.15         Accord and Satisfaction.   No payment by Tenant or receipt by Landlord of a Lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payments without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease.

Section 19.16         Provisions are Covenants and Conditions.   All provisions, whether covenants or conditions, on the part of the Landlord, or on the part of Tenant, shall be deemed to be both covenants and conditions.

Section 19.17         Waiver of Right to Jury Trial.   Landlord and Tenant hereby waive their respective right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Tenant or Tenant against Landlord on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereafter in effect.

Section 19.18         Limitation of Actions.   Any claim, demand, right or defense of any kind by Tenant which is based upon or arises in connection with this Lease or the negotiations prior to its execution, shall be barred unless Tenant commences an action thereon, or interposes in a legal proceeding a defense by reason thereof, within the later of, one year after the end of the Term of this Lease or Lessee’s discovery of such claim, demand, right to defense.

Section 19.19         Confidentiality of Lease Terms.   Landlord and Tenant have agreed upon certain terms in this Lease including but not limited to the rental obligation of Tenant as provided herein. Tenant understands and acknowledges that Landlord has agreed to the terms set forth in this Lease based upon negotiations with Tenant and that the agreements of Landlord as provided herein are for the benefit of Tenant. Tenant further understands and agrees that (i) the terms of this Lease may be different from the terms of other lease in the Project, (ii) that the terms of this Lease may be more favorable to Tenant than the terms of other leases in the Project, (iii) Landlord may be materially damaged in the event Tenant discloses the terms of this Lease to other tenants in the Project or any other parties except as permitted in this Section and (iv) if Tenant breaches the agreement as to confidentiality set forth herein, such breach shall be a material noncurable default under this Lease and entitle Landlord to immediately pursue its remedies under Section 14.4 or this Lease.

Notwithstanding the foregoing, Landlord agrees that Tenant may provide a copy of this Lease on a confidential basis only to any of Tenant’s partners, directors, shareholders, employees, accountants or attorneys, or to a third party in the Event Tenant is otherwise required

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by law to provide a copy to such party. A condition to the delivery by Tenant shall be that Tenant require any such party to agree in writing to not disclose the terms or provide a copy of the Lease to any other party.

Section 19.20         Effective Date.   Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference in this Lease. The date on which Landlord delivers this Lease to Tenant shall be inserted by Landlord in Section 1.1 as the Effective Date.

Section 19.21         Indemnification of Landlord.   Tenant shall indemnify and defend Landlord and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with the occupancy or use by Tenant of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, tenants or concessionaires, including without limitation loss of life, personal injury and/or damage to property. Tenant shall further indemnify, protect and hold Landlord harmless from and against any and all claims arising from any breach or default in performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act, neglect, fault or omission of Tenant or its agents, contractors, employees, servants, tenants or concessionaires, and from and against all costs, attorneys’ fees, expenses and liabilities incurred in connection with such claim or any action or proceeding brought thereon. In case any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant’s reasonable expense by counsel reasonably approved in writing by Landlord.

Section 19.22         Landlord’s Indemnification of Tenant.   Because Landlord is required to maintain insurance on the Project and Tenant compensates Landlord for such insurance as part of Tenant’s Pro Rata Share and because of the waivers of subrogation in Section 17.5. Landlord shall, with counsel reasonably acceptable to Tenant, indemnify defend, and hold harmless Tenant from and against all claims, judgments, damages, penalties, fines, costs, liabilities, injunctive actions, orders or losses (“Claims”) for damage to property outside the Premises to the extent that such Claims are covered by such insurance (or would have been covered and Landlord carried the insurance required under this Lease), even if resulting from the negligent acts, omissions, or willful misconduct of Tenant. In addition, Landlord shall, with counsel reasonably acceptable to Tenant, indemnify defend, and hold harmless Tenant from and against all third party Claims resulting from the negligent acts, omissions, or willful misconduct of Landlord in connection with Landlord’s activities in ,on, or about the Project or Building, except to the extent that such claim is for damage to the tenant improvements and Tenant’s personal property, fixtures, furniture, and equipment in the Premises and is covered by insurance that Tenant is required to obtain under this Lease (or would have been covered had Tenant carried the insurance required under this Lease.

Section 19.23         Excavation.   If an excavation shall be made upon land adjacent to or under the Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as Landlord shall deem necessary to preserve the wall or the building of which the Premises form a part from injury or damage and to support the some by proper foundations, without any claim for damages or indemnification against Landlord or diminution or abatement of rent.

Section 19.24         Quiet Possession.   If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Premises for the full Lease Term, subject to the provisions of this Lease and to any mortgages or deeds of trust presently encumbering or which may in the future encumber the Project.

Section 19.25         Window Coverings.   Landlord may select a standard window covering and color for use throughout the Project and Tenant shall use this standard window covering for any windows Tenant shall cover. Tenant shall be required to provide, at its expense, prescribed coverings in front of windows in which the space is utilized for other than retail or sales office use.

Section 19.26         Choice of Law.   This Lease shall be construed and enforced in accordance with the law of the State of California.

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Section 19.27         Consent.   Notwithstanding anything contained in this Lease to the contrary. Tenant shall have no claim, and hereby waives the right to any claim against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in such event, Tenant’s only remedies therefore shall be an action for specific performance, injunction or declaratory judgment to enforce any right to such consent, etc.

Section 19.28         Counterparts.   This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

Section 19.29         Business Records and Personal Property.   Notwithstanding any other provision of this Lease, Lessor shall not have the right to take possession of any of Lessee’s business records or the records or personal property located on the Premises of any customer of Lessee or of any third party. Furthermore, any rights and remedies of the Lessor under this Lease are subject to the powers of the Commissioner of Financial Institutions and other bank regulatory agencies to enter upon and assume control of the premises and of any personal property thereon.

ARTICLE 20

CERTAIN RIGHTS RESERVED BY LANDLORD

Section 20.1           Landlord’s Rights.   Landlord reserves the following rights, exercisable without liability to Tenant for (a) damage or injury to property, person or business, (b) causing an actual or constructive eviction from the Premises, or (c) disturbing Tenant’s use or possession of the Premises:

1.                                       To name the Building and Project and to change the name or street address of the Building or Project; See Addendum: Provided, however, Landlord shall reimburse Tenant for any and all costs related to such change, including but not limited to replacement stationary, replacement business cards, costs of replacement advertising, directory listings, and notices.

2.                                       To install and maintain all signs on the exterior and interior of the Building and Project; See Addendum.

3.                                       To have pass keys to the Premises and all doors within the Premises, excluding Tenant’s vaults and safes;

4.                                       At any time during the Term, and on reasonable prior notice to Tenant, to inspect the Premises, and to show the Premises to any prospective purchaser or mortgagee of the project, or to any assignee of any mortgage on the Project, or to others having an interest in the Project or Landlord, and during the last six months of the Term, to show the Premises to prospective tenants thereof; and

5.                                       To enter the Premises during Normal Business Hours for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises or the Building (including, without limitation, checking, calibrating, adjusting or balancing controls and other parts of the HVAC system), and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord’s interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority. Landlord agrees to use its best efforts (except in an emergency) or minimize interference with Tenant’s business in the Premises in the course of any such entry.

ARTICLE 21

RULES AND REGULATIONS

Section 21.1           Rules and Regulations.

(a)           The Tenant agrees as follows:

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(1)           All garbage and refuse shall be kept in the kind of container specified by Landlord, and shall be placed outside of the Premises in specified trash containers prepared for collection in the manner and at the times and places specified by Landlord. If Landlord shall provide or designate a service for picking up refuse and garbage, Tenant shall use same at Tenant’s cost. Tenant shall pay the cost of removal of any of Tenant’s refuse or rubbish.

(2)           No aerial shall be erected on the roof or exterior walls of the Premises, or on the grounds, without in each instance, the written consent of the Landlord. Any aerial so installed without such written consent shall be subject to removal without notice at any time.

(3)           Except as may be associated with the ATM, no loudspeakers, televisions, phonographs, radios, or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of Landlord.

(4)           The outside areas immediately adjoining the building shall be kept clean and free from dirt and rubbish by the Tenant to the Satisfaciton of the Landlord and Tenant shall not place or permit any obstruction or materials in such areas. No exterior storage shall be allowed without permission in writing from Landlord.

(5)           Tenant and Tenant’s employees shall park only the number of cars approved and only in those portions of any available parking area which may be designated for that purpose by Landlord.

(6)           The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose employees, agents or invitees shall have caused it.

(7)           Tenant shall use at Tenant’s cost such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require.

(8)           Tenant shall not burn any trash or garbage of any kind in or about the Premises, or the building.

(9)           Tenants in the retail sale business shall warehouse, store and/or stock in the Premises only such goods, wares and merchandise as Tenant intends to offer for sale at retail at, in, from or upon the Premises. This shall not preclude occasional emergency transfers of merchandise to the other stores of Tenant, if any, not located in the Project. Tenant shall use for office, clerical, or other non-selling purposes only such space in the Premises as is from time to time reasonably required for Tenant’s business in the Premises.

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(b)           Landlord reserves the right from time to time to amend or supplement the foregoing rules and regulations, and to adopt and promulgate additional rules and regulations applicable to the Premises and the Project. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant and Tenant agrees to comply with all such rules and regulations upon receipt of notice. Landlord shall not be liable in any way to Tenant for any damage or inconvenience caused by any other tenant’s non-compliance with these rules and regulations.

Date:	January 8, 2003	Date:	January 7, 2003
Landlord: KAVENUISH IVANHOE, LTD LP		Tenant:	LANDMARK NATIONAL BANK
BY:
SEESEEANOH INC.,
a California corporation, General Partner

By:	/s/ Sharon C. Considine	BY:	/s/ Ronald J. Carlson
	Sharon C. Considine		Name: Ronald J. Carlson
	President		Title: PRES/CEO
Address: 937 Lomas Santa FE Dr
Address: Solana Beach, CA 92075
Phone:858-947-2329

CONSULT YOUR ADVISORS – This document has been prepared for approval by your attorney. No representation or recommendation is made a to the legal sufficiency or tax consequences of this document or the transaction to which it relates. These are questions for your attorney.

In any real estate transaction, it is recommended that you consult with a professional, such as a civil engineer, industrial hygienist or other person, with experience in evaluating the condition of the property, including the possible presence of asbestos, hazardous materials and underground storage tanks.

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EXHIBIT “B”

TENANT’S WORK

[To Be Attached]

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EXHIBIT “C”

CONFIRMATION OF LEASE TERM

This Confirmation of Lease is made as of February 11, 2003 between KAVENISH IVANHOE, LTD LP (“Landlord”) and LANDMARK NATIONAL BANK (“Tenant”), who agree as follows:

1.             Landlord and Tenant entered into a Lease with an Effective Date of February 11, 2003 in which Landlord leased to Tenant and Tenant leased from Landlord the premises described in Paragraph 1.4 of the Lease(the “Premises”).

2.             Pursuant to Paragraph 1.6 of the Lease, Landlord and Tenant agree to confirm the commencement and expiration dates of the Lease Term, as follows:

February 11, 2003 is the Commencement Date of the Lease Term;

January 31, 2018 is the Expiration Date of the Lease Term.

3.             Tenant confirms that:

a.             It has accepted possession of the Premises as provided in the Lease;

b.             The improvements and space required to be furnished by Landlord under the Lease, have been furnished;

c.             Landlord has fulfilled all its duties of an inducement nature;

d.             The Lease has not been modified, altered or amended, except as follows;

e.             There are no setoffs or credits against rent, and no security deposit has been paid except as provided by the Lease;

f.              Tenant has no notice of a prior assignment, hypothecation, or pledge of rent, or of the Leases; and

g.             The Lease is in full force and effect.

4.             The provisions of this Confirmation of Lease shall inure to the benefit, or bind, as the case may require, the parties and their respectives successors subject to the restrictions on assignment and subleasing contained in the Lease.

LANDMARK NATIONAL BANK

[ILLEGIBLE]	[ILLEGIBLE]
Landlord [Illegible]	Tenant

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EXHIBT “D”

MINIMUM MONTHLY RENT

The rent for the fifteen – year term is the following monthly amounts per year:

Year 1	$16,000.00
Year 2	$17,250.00
Year 3	$18,500.00
Year 4	$19,750.00
Year 5	$21,000.00
Year 6	$22,250.00
Year 7	$23,500.00
Year 8	$24,750.00
Year 9	$26,000.00
Year 10	$27,250.00
Year 11	$28,500.00
Year 12	$29,750.00
Year 13	$31,000.00
Year 14	$32,250.00
Year 15	$33,500.00

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EXHIBIT “E”

[Intentionally Omitted.]

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EXHIBIT “F”

RIDER OPTION

1.             Option.   Provided Tenant is not in default of the Lease either on the date of exercise or on the Expiration Date of the Lease Term, Tenant shall have the right to extend the Lease Term for Two (2) additional period(s) of Sixty (60) months each (each referred to as an “Option term”) on the same terms, conditions and provisions as are contained in this Lease, except that the Minimum Monthly Rent shall be adjusted to the Fair Market Base Rent and (b) the Minimum Monthly Rent shall be subject to three percent (3%) annual increases at the commencement of each subsequent year of the Option Term. In order to exercise any such option, Tenant must give written notice to Landlord of its intention to exercise such option no earlier than ten (10) months prior to the then existing Expiration Date and no later than four (4) months prior to the existing Expiration Date. Time is of the essence in such exercise and any attempt to so exercise other than within the period set forth above shall be of no force and effect. Upon such exercise, the Lease Term shall be extended to the end of the Option Term for which Tenant exercised and the new Expiration Date shall be the end of such Option Term. Landlord will reasonably determine such Fair Market Base Rent and deliver Landlord’s determination to Tenant within fifteen (15) days following Tenant’s delivery to Landlord of Tenant’s notice of exercise of the then applicable Option.

2.             Selection of Fair Market Base Rent.   If Tenant disputes Landlord’s determination of Fair Market Basic Rent for an extension of the Term, Tenant will deliver notice of such dispute, together with Tenant’s proposed Fair Market Base Rent, to Landlord within five days of Tenant’s receipt of Landlord’s determination. The parties will then attempt in good faith to agree upon the Fair Market Base Rent. If they fail to agree within 15 days, they will within seven days thereafter mutually appoint an appraiser who will select (in the manner set forth below) the Fair Market Base Rent (the “Deciding Appraiser”). The Deciding Appraiser must have at least five (5) years of full-time commercial appraisal experience with projects comparable to the Property and be a member of the American Institute of Real Estate Appraisers or a similar appraisal association, and may not have any material financial or business interest in common with either of the parties. If Landlord and Tenant are unable to agree upon the Deciding Appraiser within such seven days, each party will within five (5) days thereafter separately select an appraiser meeting the criteria set forth above, which two (2) appraisers will, within seven (7) days of their selection, mutually appoint a third appraiser meeting the criteria set forth above to be the Deciding Appraiser. Within seven (7) days of the appointment (by either method) of the Deciding Appraiser, Landlord and Tenant will submit to the Deciding Appraiser their respective determinations of Fair Market Base Rent and any related information. Within twenty-one (21) days of such appointment of the Deciding Appraiser, the Deciding Appraiser will review each party’s submittal (and such other information as the Deciding Appraiser deems necessary) and will select one party’s submittal as the Fair Market Base Rent; provided, however, that in no event will Fair Market Base Rent for an extension of the Term be less than the Basic Rent (exclusive of temporary abatements) payable by Tenant immediately prior to commencement of the applicable extension period. Subject to the previous sentence, if the Deciding Appraiser timely receives one party’s submittal, but not both, the Deciding Appraiser must designate the submitted rate as the Fair Market Base Rent for the applicable extension of the Term, Landlord and Tenant will each pay, directly to the Deciding Appraiser, one-half (1/2) of all fees, costs, and expenses of the Deciding Appraiser. Landlord and Tenant will each separately pay all costs, fees and expenses of their respective additional appraiser (if any) used to determine the Deciding Appraiser.

3.             Definition of Fair Market Base Rent.   Fair Market Base Rent means the fair market base rental rate for the Premises for the applicable extension period in relation to comparable (in quality, location and size) space located in the Building and/or the City of La Jolla coastal area in the City of San Diego, with due consideration given to the following factors regarding the Premises and Tenant, on the one hand, and the comparable space(s) and tenant(s), on the other hand: (a) the financial condition of the tenant; (b) the location, quality and age of the building(s); (c) the extent and quality of leasehold improvements (existing or to be provided) in the premises; (d) rent abatements, if any; (e) the location of the premises within the building; (f) the length of the term; (g) the nature and extent of services provided by the landlord; (h) expense stops, if any; (i) any other concessions given; and (j) other pertinent factors.

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4.             Appurtenant to Lease.   This option to renew and extend shall be deemed appurtenant to this Lease and shall not be separately assigned, pledged or otherwise transferred.

5.             Agreement.   The parties shall initial below to indicate their agreement to and acceptance of this Option to Extend.

Initials of Landlord	Initials of Tenant

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EXHIBIT “G”

SIGNAGE

[Attached Hereto]

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“ADDENDUM”

1.                    The Tenant has the irrevocable right, but not obligation, to lease 15 parking spaces, plus the irrevocable option lease 5 additional parking spaces, for Tenant’s exclusive use at the going rate each month (currently $85.00 per month). Ten of the spaces shall be located near the entrance of the Building and plainly marked for the benefit of the Bank’s customers. To the extent Landlord restricts access to such parking spaces, Landlord shall provide Tenant the means by which to bypass such restrictions in order to access the parking spaces. Furthermore, in the event such control is implemented and a validation system is created, Landlord shall provide Tenant a method of validiting the use of the foregoing parking spaces so their neither Tenant and/or its customers shall pay to park beyond the rates set forth above.

2.                    Landlord shall deliver to Tenant a tenant improvement allowance in the amount of One Hundred Forty-Five Thousand Dollars ($145,000.00) to be used in any manner elected by Tenant, in Tenant’s sole and absolute discretion, including but not limited to constructing Tenant Improvements, acquisition of personal property, and payment of Tenant’s Broker Commission. Landlord shall deliver to Tenant, (i) upon execution of this Lease, payment in the amount of Seventy Two Thousand Five Hundred Dollars ($72,500.00), and (ii) upon Commencement of the Lease, an additional payment in the amount of Seventy Two Thousand Five Hundred Dollars ($72,500.00). In the event of any early termination of the Lease by Tenant pursuant to Sections 1.7(a), 1.19(a) or 1.19(b), Tenant shall be obligated to return to the Landlord the amount of the tenant improvement allowance received by Tenant from Landlord on or before the date of such termination

3.                    Upon Commencement of the Lease, Landlord grants to Tenant the right to Building signage intended to identify the Building with the Bank in substantially the locations, sizes, manner of construction as set forth on Exhibit “G” attached hereto and incorporated herein. The cost the signage and the installation will be borne by the Tenant. Tenant shall use Tenant’s contractor for the construction of the Signage.

Initials of Landlord	Initials of Tenant.

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